Exhibit 99.1

BOSTON CAPITAL REIT AUTHORIZES SPECIAL DIVIDEND

Boston, Massachusetts – January 15, 2008 — Boston Capital Real Estate Investment Trust, Inc. (the “Company”) announced today that the Company’s board of directors (the “Board”) authorized a special distribution to the Company’s stockholders of record as of the close of business on January 11, 2008 in the amount of $0.10085279 per share  (the “Special Distribution”).  The Special Distribution will be aggregated and paid in cash immediately prior to the effective time of the Company’s merger with an affiliate of BPG Properties, Ltd., which is expected to occur on January 15, 2008.  Payment of the Special Distribution is subject to the Company’s reasonable determination that (i) the closing conditions set forth in the Agreement and Plan of Merger, dated as of October 23, 2007, among the Company, BC Acquisition Investors, LLC and BC Acquisition Sub, LLC have been satisfied or irrevocably waived and (ii) the merger will be consummated on the payment date of the Special Distribution.

The Special Distribution was authorized by the Board for the purpose of distributing the proceeds from an insurance settlement relating to certain of the Company’s Seattle properties.

If the Company’s merger with an affiliate of BPG Properties, Ltd. is consummated, payment of the Special Distribution immediately prior to the effective time of the merger will be in addition to the merger consideration that stockholders will be entitled to receive under the terms of the Agreement and Plan of Merger.

About Boston Capital Real Estate Investment Trust

Boston Capital Real Estate Investment Trust, Inc. is a Maryland corporation that operates as a real estate investment trust for federal income tax purposes. Through its subsidiaries and joint ventures, Boston Capital REIT owns interests in a portfolio of 11 apartment properties consisting of 3,098 units and comprising approximately 2,713,000 square feet located in Washington, Oregon, Utah, Florida and Texas.

Forward-Looking Statements

Certain items in this press release may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the consummation of the proposed merger of Boston Capital REIT with and into BC Acquisition Sub, LLC (the “Merger”) and the expected timing thereof, the future performance of the apartment communities, and other statements that are not historical facts, and/or statements containing words such as “anticipate(s),” “expect(s),” “intend(s),” “plan(s),” “could”, “target(s),” “project(s),” “will,” “believe(s),” “seek(s),” “estimate(s)” and similar expressions. These statements are based on management’s current expectations, beliefs and assumptions and are subject to a number of known and unknown risks, uncertainties and other factors, including those outside of the Company’s control that could lead to actual results materially different from those described in the forward-looking statements. The Company can give no assurance that its expectations will be attained.  Factors that could cause actual results to differ materially from the Company’s expectations and those described in the forward looking statements include, but are not limited to: (1) the failure of Merger closing conditions to be satisfied; (2) the failure of the other parties (the “Buyer Parties”) to the merger agreement (the “Merger Agreement” ) relating to the Merger to obtain the necessary financing arrangements in order to fund the merger consideration; (3) the occurrence of any effect, event, development or change that could give rise to the termination of the Merger Agreement; (4) the failure of the Merger, or any of its components, to close for any other reason; (5) in the event of default by the Buyer Parties, the $20 million guaranty that their affiliates have provided to secure their obligations may not be collectible or adequate to cover damages, or the guarantors may default on their obligations under the guaranty; (6) the outcome of any legal proceedings that may be instituted against the Company and others following announcement of the Merger and (7) such other risk factors that are set forth in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission.  Such forward-looking statements speak only as of the date of this press release.  The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.